                                                                  EXHIBIT 10.15


                                 AMENDED AND RESTATED
                               MANAGEMENT STOCKHOLDERS'
                             AND OPTIONHOLDERS' AGREEMENT


     AGREEMENT, dated as of September 19, 1996, as amended and restated as of May 15, 1997, by and among Maple Leaf Aerospace, Inc., a Delaware corporation (the "Company"), Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"), any Affiliate (as defined herein) of Odyssey which is or becomes a stockholder of the Company (an "Odyssey Affiliate" and together with Odyssey, the "Odyssey Holders"), BT Investment Partners, Inc. ("BT"), and the parties identified as the Management Stockholders on the signature pages of this Agreement, each of whom or which (as the case may be), at the time it, he or she becomes a party hereto is (or, in the case of a Corporate Management Stockholder, is wholly-owned by an individual who is) an officer and/or key employee of the Company or one or more of its subsidiaries (individually, a "Management Stockholder" and collectively, the "Management Stockholders" and, together with the Odyssey Holders, BT and any Permitted Transferee, the "Stockholders").

                                 W I T N E S S E T H:

     WHEREAS, as of September 19, 1996, the Company acquired, through its wholly-owned subsidiaries, (i) all of the outstanding capital stock of Tri-Star Aerospace, Inc., a Florida corporation ("Tri-Star"), pursuant to an Agreement and Plan of Merger, dated as of August 28, 1996, by and among the Company, Aerospace Acquisition Corp., Aerospace Merger Sub I, Inc. and Tri-Star (the "Merger Agreement"), and (ii) certain assets of the Aviall aerospace business unit (the "Aviall Assets") pursuant to an Asset Purchase Agreement, dated as of September 5, 1996, by and among the Company, Aviall Services, Inc. and Aviall (Canada) Ltd. (the "Purchase Agreement");

     WHEREAS, the Stockholders have acquired, or have entered into subscription agreements with the Company providing for the Stockholders to acquire, all of the issued and outstanding common stock, par value $.01 per share, of the Company (the "Shares");

     WHEREAS, it is a condition to such subscription agreements that the Stockholders execute this Agreement;

     WHEREAS, the Company has adopted a Stock Option Plan (the "Plan") providing for the granting of options ("Options") which may be exercised to purchase Shares, upon the condition that prior to the grant of any Option such optionholder shall have executed and delivered this Agreement; and

     WHEREAS, the parties hereto deem it in their best interests to enter into this Agreement to set forth their respective obligations in connection with their investments in the Shares of the Company.

     NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                             LIMITATIONS ON TRANSFER

     SECTION 1.1  GENERAL RESTRICTIONS ON TRANSFER.

          (a) LOCK-UP. BT and each Management Stockholder agrees that, without the prior written consent of Odyssey, he, she or it (as appropriate) shall not, during the Lock-Up Period, either directly or indirectly offer, sell, transfer, assign, mortgage, hypothecate, pledge, create a security interest in or lien upon, encumber, donate, contribute, place in trust, or otherwise dispose of (collectively, "Transfer") any Shares, or any interest therein, except in a transaction which (i) is specifically permitted by this Agreement and (ii) complies with the Securities Act (as defined in Article VII hereof). Notwithstanding the foregoing, Quentin P. Bourjeaurd shall be permitted to grant a nontransferable pledge on Shares owned by him to RPS as security for borrowings by Mr. Bourjeaurd from RPS to finance Mr. Bourjeaurd's purchase of such Shares; PROVIDED that RPS irrevocably agrees (in form and substance acceptable to Odyssey) to release any such pledge, lien, security interest or other encumbrance on such Shares upon the exercise of the take-along rights set forth in Article II hereof or the repurchase or put rights set forth in Article IV hereof.

          (b) RIGHT OF FIRST REFUSAL. If, at any time after the termination of the Lock-Up Period with respect to the Sale Securities (as defined below), BT or any Management


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Stockholder desires to Transfer any or all of its, his or her Shares (the
Shares to be so Transferred being referred to herein as the "Sale Securities") to a Third Party, such selling Stockholder shall first offer to sell such Sale Securities to the Company (the "Offer"), pursuant to a written notice (the "Notice") delivered to the Company (with a copy to Odyssey) setting forth the number of Sale Securities such selling Stockholder proposes to Transfer, the proposed transferee, the bona fide purchase price offered by such transferee for, and the other terms and conditions of, such proposed sale of the Sale Securities. The purchase price per share payable by Odyssey or the Company (as the case may be) for such Sale Securities shall be equal to the purchase price offered therefor by such Third Party as set forth in the Offer. Upon its receipt of the Notice, the Company shall have thirty
(30) Business Days (the "Offer Period") within which to accept the Offer to purchase all, but not less than all, of the Sale Securities at the purchase price and upon the terms and conditions offered by the Third Party as specified in the Offer.

               If the Company elects to accept the Offer, it shall notify the selling Stockholder thereof in writing prior to 11:59 p.m., New York City time, on the last day of the Offer Period, and the Company and the selling Stockholder shall close the sale of the Sale Securities on the tenth Business Day following delivery of such written acceptance of the Offer, at which closing (i) the Company shall pay to the selling Stockholder in cash an amount equal to the aggregate purchase price for the Sale Securities as provided above and (ii) the selling Stockholder shall deliver to the Company a certificate or certificates representing the Sale Securities, duly endorsed for transfer with executed stock powers attached.

               If, however, (A) the Company does not notify the selling Stockholder within the Offer Period of its election to purchase all of the Sale Securities pursuant to the Offer or if the Company notifies such selling Stockholder in writing that it declines to accept the Offer or (B) if the Company fails to consummate the closing of the sale of the Sale Securities as aforesaid while the Selling Stockholder was prepared and willing to do so, then the selling Stockholder shall have the right to Transfer (subject to such selling Stockholder's prior delivery to the Company of such certifications and opinions of counsel addressed to the Company as the Company may reasonably request to confirm that such Transfer is made in compliance with the Securities Act and applicable state securities laws) all, but not less than all, of the Sale Securities


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only to the Third Party transferee identified in the Offer and only for the price and upon the terms and conditions set forth in the Offer, within the 180 day period immediately following the later of (1) the date of the Company's failure to close the purchase of the Sale Securities as described in clause (B) above and (2) the earlier of (x) the date of the Company's delivery of written notice to the selling Stockholder pursuant to which the Company expressly declines to accept the Offer and (y) the expiration of the Offer Period. If, however, all of the Sale Securities are not so Transferred within such 180-day period, such Sale Securities shall once again be subject to the rights of first refusal set forth in this Section 1.1(b).

               The rights of the Company set forth in this Section 1.1(b) shall be in addition to, and not exclusive of, the Company's repurchase rights set forth in Article IV hereof. The Company may from time to time assign its rights under this Section 1.1(b), in whole or in part, to Odyssey.

          (c) CERTAIN PERMITTED TRANSFERS. (i) Subject to paragraph (ii) of this Section 1.1(c), each Management Stockholder may Transfer its, his or her Shares (but not Options) to a Permitted Transferee at any time more than eighteen (18) months after the date of acquisition of such Shares.

               (ii) Not less than 15 Business Days prior to any proposed Transfer of any Shares or any interest therein by a Management Stockholder to any Permitted Transferee (other than a transfer upon death of a Management Stockholder or the individual stockholder of a Corporate Management Stockholder), the holder of such Shares shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed transfer in reasonable detail. Any Transfer to a Permitted Transferee may be effected only if the Company shall have received, together with the notice referred to above, if any: (A) if requested by the Company, an opinion of counsel addressed to, and reasonably satisfactory to, the Company to the effect that the proposed Transfer of Shares or such interest therein may be effected without registration under the Securities Act and applicable state securities laws, (B) if requested by the Company, certificates and representation letters from such Stockholder and Permitted Transferee that contain representations in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and applicable state securities laws, and (C) such letters and other


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documentation in form and substance reasonably satisfactory to the Company from each such Permitted Transferee stating such Permitted Transferee's agreement to be bound by the terms of this Agreement (including, without limitation, the Company's and Odyssey's rights with respect to the Shares transferred to such Permitted Transferee). Each certificate evidencing Shares or interests therein transferred as provided in this Section 1.1(c) shall bear the legend set forth in Section 9.1 of this Agreement.

          (d) NON-COMPLYING TRANSFERS VOID. Any attempt to Transfer any Shares or any interest therein which is not in compliance with this Agreement shall be null and void, and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.


                                   ARTICLE II

                                TAKE-ALONG SALE

     SECTION 2.1 TAKE-ALONG RIGHT. If the Odyssey Holders intend to privately Transfer to any Third Party (the "Purchaser") 79% or more of the Shares held by them, then each other Stockholder shall be required, at the election of Odyssey, to Transfer to such Purchaser (a "Take-Along Sale") such number of Shares then held by such other Stockholder ("Take-Along Shares") as bears the same relation to the total number of Shares then held by such Stockholder as the number of Shares the Odyssey Holders propose to Transfer to such Purchaser bears to the total number of Shares then held by the Odyssey Holders, for the same consideration, and on the same terms and conditions, if any, upon which the Odyssey Holders propose to dispose of their Shares. In the event of a Take-Along Sale, Options which are not theretofore exercisable shall become exercisable by reason of such transaction only to the extent provided in the instrument evidencing the grant of such Options. Notwithstanding the foregoing, to the extent, if any, the Purchaser with respect to any Take-Along Sale consents thereto, Shares held by any Management Stockholder shall not be subject to the take-along rights provided in this Article II.

     SECTION 2.2 NOTICE. The Odyssey Holders shall deliver to each other Stockholder written notice (the "Take-Along Notice") of any sale to be made pursuant to Section 2.1 above, which notice shall set forth the consideration to be paid by the Purchaser for each Share and the other terms and conditions, if any, of such transaction. Within 15 Business Days after the date of the Take-Along Notice, each such other Stockholder shall promptly deliver to Odyssey certificates representing its, his or her (as appropriate) Take-Along Shares, duly endorsed, in proper form for transfer. Pending consummation of the Take-Along Sale, Odyssey shall promptly notify the other Stockholders of any changes in the proposed timing for the Take-Along Sale and any other material developments in connection therewith.

     SECTION 2.3 TRANSFER. (a) If, within 120 Business Days after the date of the Take-Along Notice, no transfer of the Take-Along Shares in accordance with the provisions of Section 2.1 shall have been completed, Odyssey shall promptly return to the other Stockholders, in proper form, all certificates representing the Take-Along Shares previously delivered to Odyssey.

          (b) Promptly after the consummation of the Transfer of Take-Along Shares pursuant to Section 2.1, Odyssey shall remit or cause to be remitted to the other Stockholders their respective consideration with respect to the Take-Along Shares and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms and conditions, if any, thereof as may reasonably be requested by such Stockholders.

          (c) The provisions of this Article II shall remain in effect, notwithstanding any return to a Take-Along Holder of any Take-Along Shares as provided in Section 2.3(a).


                                  ARTICLE III

                            TAG-ALONG PARTICIPATION

     SECTION 3.1 TAG-ALONG RIGHTS. (a) If the Odyssey Holders intend to privately Transfer to any Third Party that is not an Affiliate of Odyssey (the "Tag-Along Purchaser"), in one transaction or a series of transactions, Shares constituting in the aggregate more than 50% of the total number of Original Odyssey Shares (including any transaction subject to Article II hereof if the Odyssey Holders do not exercise their take-along rights set forth therein in connection with such transaction), then Odyssey shall permit each other Stockholder, at its, his or her (as appropriate) option, to Transfer, for the same consideration, and on the same terms and conditions, if any, upon which the Odyssey


                                       6

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Holders intend to Transfer such Shares, a number of Shares then owned by such
Stockholder determined in accordance with Section 3.1(b) (the "Tag-Along
Shares").

          (b)  Each such other Stockholder shall have the right, pursuant to
Section 3.1(a), to sell pursuant to the offer by the Tag-Along Purchaser, a number of Shares equal to the product of (A) the number of Shares to be purchased by the Tag-Along Purchaser from the Odyssey Holders, and (B) a fraction, the numerator of which shall be the total number of Shares owned by such other Stockholder and the denominator of which shall be the total number of Shares owned by the Odyssey Holders and all the Stockholders in the aggregate; PROVIDED, HOWEVER, that, notwithstanding the foregoing limitation, RPS shall be entitled to sell all of the Shares owned by it (or such lesser amount as is proportionate to the amount the Odyssey Holders are selling) to the Tag-Along Purchaser pursuant to the offer described in Section 3.1 hereof.

     SECTION 3.2 NOTICE. Not less than 15 Business Days prior to any proposed Transfer pursuant to Section 3.1, Odyssey, on behalf of the Odyssey Holders, shall deliver to each Stockholder written notice thereof (the "Tag-Along Notice"), which notice shall set forth the consideration to be paid by the Tag-Along Purchaser and the other terms and conditions, if any, of such transaction. If any Stockholder elects to Transfer some or all of the Tag-Along Shares pursuant to Section 3.1, then such Stockholder shall so notify Odyssey within 10 Business Days after the date of the Tag-Along Notice, and, at Odyssey's request not less than two Business Days prior to the proposed Transfer, such Stockholder shall deliver to Odyssey certificates representing such Tag-Along Shares, duly endorsed, in proper form for Transfer, together with a limited power-of-attorney authorizing Odyssey to transfer the Tag-Along Shares to the Tag-Along Purchaser and to execute all other documents required to be executed in connection with such transaction.

     SECTION 3.3 TRANSFER. (a) If, within 120 Business Days after delivery by such Stockholder to Odyssey of the certificates and related documents described in Section 3.2, no transfer of the Shares held by the Odyssey Holders and Tag-Along Shares in accordance with the provisions of this
Article III shall have been completed, then Odyssey shall promptly return to such Stockholder, in proper form, all certificates representing the Tag-Along Shares and the limited power-of-attorney previously delivered by such Stockholder to Odyssey.


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          (b)  Promptly after the consummation of the transfer of the Tag-Along
Shares pursuant to Section 3.1, Odyssey shall remit or cause to be remitted to each Stockholder the consideration with respect to the Tag-Along Shares so transferred and shall furnish such other evidence of the completion of such transfer and the terms and conditions (if any) thereof as may reasonably be requested by such Stockholder.

          (c) The provisions of this Article III shall remain in effect, notwithstanding any return to any Stockholder of Tag-Along Shares as provided in
Section 3.3(a).


                                   ARTICLE IV

                  CERTAIN SALES UPON TERMINATION OF EMPLOYMENT

     SECTION 4.1  SURRENDER OF SHARES AND OPTIONS TO THE COMPANY.

          (a) Upon the occurrence during the term of this Agreement of any of the events set forth in clause (i), (ii), (iii) or (iv) below (each, a "Termination Event"), the Company may elect, by delivering the notice required under Section 4.1(e), to require each Management Stockholder to sell to the Company all of the Shares owned by such Management Stockholder, in accordance with Section 4.2:

                (i) the termination of such Management Stockholder's employment with the Company (or any subsidiary or affiliate of the Company) due to the death or Disability of such Management Stockholder;

               (ii) the voluntary termination by such Management Stockholder of his or her employment with the Company (and any subsidiary or affiliate of the Company);

              (iii) the termination by the Company of such Management Stockholder's employment with the Company (and any subsidiary or affiliate of the Company) for Cause; or

              (iv) the termination by the Company of such Management Stockholder's employment with the Company (and any subsidiary or affiliate of the Company) without Cause.

               The Termination Events specified in clauses (i) through (iv) of this Section 4.1(a) shall be deemed to


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have occurred with respect to a Corporate Management Stockholder upon the occurrence of such respective events with respect to the individual stockholder of such Corporate Management Stockholder.

          (b) The Repurchase Price for each Share purchased in connection with the occurrence of an event specified in Sections 4.1(a)(i) or (iv) shall be equal to Fair Market Value of such Share as of the date of the Termination Event, unless otherwise provided in Section 4.1(d) hereof.

          (c) Unless otherwise agreed to by Odyssey, the Repurchase Price for each Share purchased in connection with the occurrence of an event specified in Sections 4.1(a)(ii) or (iii) shall be equal to the lower of (x) the price per Share paid by the Management Stockholder for such Share or (y) Fair Market Value of such Share as of the date of the Termination Event, unless otherwise provided in Section 4.1(d) hereof; PROVIDED, HOWEVER, that from and after the fifth anniversary of the date of purchase of such Share by the Management Stockholder, such Repurchase Price shall be equal to Fair Market Value of such Share as of the date of the Termination Event, unless otherwise provided in Section 4.1(d) hereof.

          (d) In the case of Shares acquired pursuant to the exercise of an Option that are to be repurchased pursuant to Article IV hereof by reason of the occurrence of a Termination Event, the Fair Market Value per Share shall be determined for purposes of Section 4.1(b) and clause (y) and the proviso of 4.1(c) as of the later of (i) the date of such Termination Event or (ii) the date which occurs immediately after the expiration of 6 months after the date of exercise of such Option (the later of (i) and (ii) referred to herein as the "Option Share Measurement Date").

          (e) Upon the occurrence of any Termination Event with respect to any Management Stockholder, the Company shall deliver written notice (the "Repurchase Notice") to such Management Stockholder within 60 days after such occurrence (or, in the case of Shares acquired pursuant to the exercise of an Option, within 60 days after the Option Share Measurement Date), specifying whether the Company elects to exercise its right to require such Management Stockholder to sell all of its, his or her Shares to the Company pursuant to this Section 4.1. If the Company elects to exercise its right to require such sale, the Company shall specify the Repurchase Price for each such Share in the Repurchase Notice and consummate such transactions in accordance with Section 4.2.


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          (f)  For purposes of this Agreement, the Fair Market Value of a Share shall be determined in accordance with Section 4.3.

     SECTION 4.2 METHOD OF REPURCHASE. (a) If the Company elects to exercise its right to require any Management Stockholder to sell Shares pursuant to
Section 4.1, the Shares subject to repurchase (collectively, the "Surrendered Shares") shall be repurchased on a date (the "Repurchase Date") no later than 60 days after the date of the Repurchase Notice. On the Repurchase Date, the Management Stockholders selling such Surrendered Shares (collectively, the "Sellers") shall deliver to the Company the certificate or certificates representing the Shares owned by such Sellers on such date, against delivery by the Company to such Sellers of the Repurchase Price in cash; PROVIDED, HOWEVER, that if the Company in good faith determines that its ability to pay all or any portion of the Repurchase Price in cash may be restricted or limited under debt or other agreements to which the Company or any of its subsidiaries is a party, the Company shall issue and deliver a promissory note (a "Payment Note") with the terms set forth in Section 4.2(b). All certificates for Surrendered Shares shall be duly endorsed in favor of the Company by the Seller in whose name such certificate or certificates is registered or accompanied by a duly executed stock or security assignment in favor of the Company with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the NASD. If any Seller shall fail to deliver such certificate or certificates to the Company within the time required, the Company shall cause its books and records to show that the Surrendered Shares are bound by the provisions of this Section 4.2 and that the Surrendered Shares, until transferred to the Company, shall not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to the Company.

          (b)  Each Payment Note shall:

               (i)  be payable to the order of the Seller,

               (ii) be issued and dated as of the Repurchase Date applicable to the transfer of the Surrendered Shares by such Seller,

               (iii) be in a principal amount equal to that portion of the Repurchase Price of such Surrendered Shares that the Company has determined


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          it is unable to pay in cash pursuant to Section 4.2(a),

               (iv) mature on the earliest to occur of: (A) the first anniversary of the latest date of final maturity of any Indebtedness of the Company, (B) the tenth anniversary of the Repurchase Date applicable thereto, and (C) a sale of all or substantially all of the assets of the Company, a merger, consolidation, exchange or similar combination of the Company with another entity (unless the Company is the surviving entity) or the dissolution, liquidation, bankruptcy or insolvency of the Company,

               (v)  be secured by a pledge of the repurchased Shares, and

               (vi) provide for the acceleration of payment thereof, to the extent permitted by applicable debt and other agreements, so as to provide level amortization over a five year period.

          Each Payment Note shall bear interest in respect of the unpaid principal amount of such Payment Note from the Repurchase Date to the maturity date thereof at the rate of interest publicly announced by Bankers Trust (or the bank which is then acting as the agent bank for the Company) in New York City from time to time as its Prime Rate, compounded semi-annually. Interest shall be payable semi-annually in cash, to the extent permitted under debt or other agreements to which the Company or any of its Affiliates is a party, but otherwise shall accrue and be payable at maturity or shall be payable semi-annually in additional Payment Notes. Each Payment Note shall be expressly subordinated to all debt of the Company. Payments on the Payment Notes shall be made in equal proportion among all the holders of Payment Notes.

          (c) In the event (i) the Odyssey Holders have disposed of Shares constituting more than 33 1/3% of the total number of Original Odyssey Shares and (ii) the Company consummates a public offering of its common stock that is registered under the Securities Act, the Company shall in good faith attempt to repay (out of funds, if any, available for such purpose as determined by the Board in its sole discretion, after taking into consideration the Company's then current and anticipated future financial liquidity needs and such other factors as it deems appropriate) such outstanding principal amount of Payment Notes held by each


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former Management Stockholder as represents the Repurchase Price of the number of Shares covered by such Payment Notes that such Management Stockholder would have been entitled to include pursuant to Article VI hereof in the registration statement filed by the Company in connection with such public offering had such former Management Stockholder been a Stockholder at the time of the filing thereof.

     SECTION 4.3  DETERMINATION OF FAIR MARKET VALUE.

          (a) After the Closing Date and prior to the first anniversary thereof, the Fair Market Value per Share shall be the lesser of (i) the fair market value thereof as determined by the Board on the basis of such factors as the Board shall deem appropriate or (ii) the price per Share paid by Odyssey for its Shares at the Closing, as such price shall be adjusted to reflect any subsequent subdivision, combination or reclassification of the Shares.

          (b) From and after the first anniversary of the Closing Date, the Fair Market Value per Share shall be determined as follows: (i) if the Shares are not listed on a national securities exchange in the United States on the date on which the Fair Market Value per Share is to be determined, and a public market does not otherwise exist for the Shares on such date, the Fair Market Value per Share shall be determined by an appraisal by an independent appraiser selected by the Company, such appraisal to be based upon such factors as such independent appraiser shall deem appropriate, (ii) if the Shares are listed on a national securities exchange in the United States on any date on which the Fair Market Value per Share is to be determined, the Fair Market Value per Share shall be deemed to be the average of the last sales price for Shares for the five (5) trading days immediately preceding the date of determination, and (iii) if a public market exists for the Shares on any date on which the Fair Market Value per Share is to be determined, but the Shares are not listed on a national securities exchange in the United States on such date, the Fair Market Value per Share shall be deemed to be the average of the mean between the closing bid and asked quotations in the over-the-counter market for the five (5) trading days immediately preceding the date of determination.


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

     SECTION 4.4 "PUT" RIGHTS. Within the 60-day period specified in Section 4.1(e), any Management Stockholder with respect to which or whom (as the case may be) a Termination Event has occurred shall have the right to deliver a written notice to the Company (the "Put Notice") requiring that the Company repurchase all of its, his or her Shares at the Repurchase Price set forth in
Section 4.1. The closing of such repurchase shall occur within 60 days of the Company's receipt of the Put Notice, at which closing the Management Stockholder selling such Shares shall deliver to the Company the certificate or certificates representing all such Shares, against delivery by the Company to such Management Stockholder of the Repurchase Price in respect thereof, in cash or, as provided in Section 4.2, in Payment Notes.

     SECTION 4.5 RPS. Shares held by RPS or any Affiliate thereof shall not be subject to the repurchase and put rights set forth in this Article IV.


                                      ARTICLE V

                               PROXY; POWER OF ATTORNEY

     SECTION 5.1 PROXY. Each Management Stockholder hereby irrevocably constitutes and appoints Odyssey as its, his or her (as the case may be) proxy coupled with an interest to attend all the meetings of the stockholders of the Company or any continuation or adjournment thereof to be held during the term of this Agreement and to execute written consents of stockholders, with full power to vote and act in his or her name, place and stead, in the same manner, to the same extent and with the same effect that such Management Stockholder might if personally present thereat, giving Odyssey full power of substitution.

     SECTION 5.2 POWER OF ATTORNEY. Each Stockholder hereby constitutes and appoints Odyssey as its, his or her (as appropriate) true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and deliver on such Stockholder's behalf all documents and instruments (including, without limitation, stock powers and assignments and other instruments of transfer) with respect to all of such Stockholder's Shares and Options as such attorney-in-fact shall deem necessary or appropriate in connection with the exercise of Odyssey's take-along rights pursuant to Article II hereof (on a basis proportionate to the Odyssey Holders as set forth therein) and the Company's repurchase rights pursuant to Article IV hereof, hereby


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

granting unto said attorney-in-fact full power and authority to do, perform and cause to be done each and every act which such attorney-in-fact may deem necessary or appropriate in connection with the premises as fully in all intents as such Stockholder may have done, hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

                                      ARTICLE VI

                            PIGGYBACK REGISTRATION RIGHTS

     (a) Once the Odyssey Holders shall have disposed of Shares constituting more than 33 1/3% of the total number of Original Odyssey Shares, if the Company at any time proposes to register for Transfer under the Securities Act any shares of common stock of the Company, the Company shall give written notice each such time to each Management Stockholder who is then employed by the Company or whose employment theretofore shall have been terminated for any reason, other than termination by the Company for Cause or voluntary termination by such Management Stockholder, of its intention to do so. Upon the written request of any such Management Stockholder (a "Participating Management Stockholder") given within 15 Business Days after receipt of any such notice by such Management Stockholder (stating the amount of Shares to be disposed of by the Participating Management Stockholder), the Company shall include the Shares intended to be disposed of in a registration statement under the Securities Act so as to permit the disposition by the Participating Management Stockholder of the Shares so registered; PROVIDED that the managing underwriter or underwriters (if any) in connection with the offering contemplated by such registration statement shall have advised the Company and Odyssey that the inclusion of the Shares proposed to be disposed of by the Participating Management Stockholders pursuant to such registration statement will not adversely affect the offering price per share or otherwise adversely affect the success of such offering; and PROVIDED, FURTHER, that:

          (i) if the Odyssey Holders intend to include Shares owned by them in such registration statement, then the number of Shares which may be sold by a Participating Management Stockholder pursuant to such registration statement may not exceed the product of (A) the total number of Shares then owned by such Participating Management Stockholder and (B) a fraction, the numerator of which shall be the total number of Shares intended to be disposed of by the Odyssey Holders pursuant to such registration statement and the denominator of which shall be the total number of Shares then owned by the Odyssey Holders; and

          (ii) if such registration statement is for a primary offering by the Company of shares of its common stock and the Odyssey Holders do not intend to include any Shares owned by them in such registration statement, then the number of Shares which may be sold by a Participating Management Stockholder pursuant to such registration statement may not exceed 10% of the total number of Shares then owned by such Participating Management Stockholder.

     (b) Notwithstanding any provision of this Article VI to the contrary, if the registration of which the Company gives notice pursuant to Article VI(a) is for an underwritten offering and the managing underwriter or underwriters determine in good faith that the total amount of Shares proposed to be included in such offering is such as to adversely affect the offering price per share or otherwise adversely affect the success of such offering, then the Company shall include in such registration only the amount of Shares which the Company is so advised can be sold in such offering at the highest offer price proposed by such underwriters as follows: (i) if such registration includes a primary registration, (A) first, shares the Company proposed to be included in such registration, and (B) second, Shares requested to be included in such registration, pro rata among the holders of such Shares in proportion to the number of Shares sought to be registered by each holder (which, in the case of a Participating Management Stockholder, shall have been limited to the amount permitted by paragraph (a) of this Article VI), or (ii) if such registration is exclusively a secondary registration, then the number of Shares shall be reduced or limited pro rata among the Participating Management Stockholder and the other holders of Shares in proportion to the number of Shares sought to be registered by each holder (which, in the case of a Participating Management Stockholder, shall have been limited to the amount permitted by paragraph (a) of this Article
VI), to the extent necessary to reduce the total amount of Shares to be included in such offering to the amount recommended by such managing underwriter or underwriters.

     (c) Notwithstanding Article VI(a) hereof, Odyssey hereby agrees that it will allow Shares owned by RPS to be included, on a pro rata basis with the Odyssey Holders, in all registration statements covering Shares owned by the Odyssey Holders, subject to such limitations as the underwriter(s), if any, acting on behalf of the Company or the Odyssey Holders in connection with any such registration statement may advise; PROVIDED, that if the managing underwriter or underwriters (if any) in connection with the offering contemplated by such registration statement shall have advised Odyssey that the inclusion of the Shares proposed to be disposed of by RPS pursuant to such registration statement will adversely affect the offering price per share or otherwise adversely affect the success of such offering, Odyssey and RPS shall in good faith consider such underwriter's advice and RPS shall in good faith consider waiving its rights under this Article VI(c) such as not to jeopardize or obstruct the contemplated offering.

     (d) All customary, reasonable and necessary expenses in connection with the preparation of any registration statement and related prospectus with respect to which the Management Stockholders have been granted registration rights pursuant to this Article VI, including, without limitation, (i) any accounting fees incurred by the Company (including the expenses of any audit and/or "comfort" letter) and filing fees (including expenses associated with filings required to be made with the Securities and Exchange Commission and the
NASD), (ii) "blue sky" fees and expenses, (iii) printing, engraving and duplicating expenses of the Company, (iv) transfer agent and listing fees and
(v) the reasonable fees and expenses of not more than one firm of counsel representing all Stockholders (but not including fees and disbursements of accountants or financial experts retained by any Management Stockholder, underwriting discounts and commissions attributable to the Shares of Participating Management Stockholders, or the fees of any "qualified independent underwriter" required pursuant to the rules of the NASD as a result of the Company's relationship with any Stockholder) shall be borne by the Company.

     (e) The Company hereby covenants and agrees to grant (i) to the Odyssey Holders customary demand and piggy-back registration rights and (ii) to RPS the same piggy-back registration rights, on a pro rata basis, as are granted to Odyssey, and to enter into registration rights agreements with Odyssey and RPS, respectively, with respect thereto within 90 days following the Closing Date.

                                  ARTICLE VII

                          CORPORATE MANAGEMENT STOCKHOLDERS

     SECTION 7.1 REPRESENTATIONS AND WARRANTIES. The individual stockholder of each Corporate Management Stockholder hereby represents and warrants to Odyssey with respect to his or her Corporate Management Stockholder that:

          (a) such Corporate Management Stockholder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth on its signature page hereto, with full power and authority to enter into this Agreement and to perform its obligations hereunder;

          (b) the individual stockholder of such Corporate Management Stockholder executing this Agreement on such Corporate Management Stockholder's signature page hereto owns, beneficially and of record, all of the issued and outstanding shares of the capital stock of such Corporate Management Stockholder, and there are no rights, options, convertible or exchangeable securities or agreements or understandings of any kind which would entitle any person to subscribe for, purchase or otherwise acquire any other shares of capital stock of such Corporate Management Stockholder;

          (c) the execution, delivery and performance of this Agreement by such Corporate Management Stockholder has been authorized by all requisite corporate action; and

          (d) this Agreement has been duly executed and delivered by such Corporate Management Stockholder and constitutes the legal, valid and binding obligations of such Corporate Management Stockholder, enforceable against such Corporate Management Stockholder in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, and other similar laws relating to or affecting the enforcement of creditors' rights generally and to the availability of equitable remedies).

     SECTION 7.2 ADDITIONAL COVENANTS. The individual stockholder of each Corporate Management Stockholder hereby agrees:

          (a) to cause his or her Corporate Management Stockholder to perform its obligations hereunder, and each such individual stockholder hereby personally guarantees to

Odyssey his or her Corporate Management Stockholder's timely performance of its agreements and obligations under this Agreement; and

          (b) that, for so long as any of his or her Corporate Management Stockholder's Shares or Options are subject to this Agreement, he or she will not Transfer any of his or her shares in such Corporate Management Stockholder (except to a Permitted Transferee who shall agree to be bound by the terms of this Agreement) or allow such Corporate Management Stockholder to issue or agree to issue (pursuant to options, rights, convertible or exchangeable securities or otherwise) any additional shares of its capital stock without the prior written consent of Odyssey.


                                     ARTICLE VIII

                                     DEFINITIONS

     Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other person which, directly or indirectly, controls, is controlled by or is under common control with such person. For purposes of the preceding sentence, "control" shall include the power to vote or direct the voting of more than fifty percent (50%) of the voting shares, general partnership interests or other voting equity interests of a person. Any partnership in which Odyssey or an Odyssey Affiliate is a general partner shall be an Affiliate of Odyssey.

     "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "CAUSE", when used in connection with any Management Stockholder, shall mean (i) with respect to a Management Stockholder who is a party to a written employment agreement with the Company, which agreement contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements, or (ii) in all other cases, that one or more of the following has occurred: (A) any intentional or willful failure by such Management Stockholder to substantially perform his or her employment duties which shall not have been corrected within thirty days following written notice of the duties which such Management Stockholder has failed to substantially perform, (B) any engaging by such Management Stockholder in misconduct which is significantly injurious to the Company or any of its subsidiaries or affiliates, (C) any breach by such Management Stockholder of any representation, warranty or covenant contained in this Agreement, the subscription agreement executed by such Management Stockholder or the representations, warranties or covenants contained in the instrument pursuant to which an Option is granted to such Management Stockholder under the Plan, or (D) such Management Stockholder's conviction of or entry of a plea of NOLO CONTENDERE in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its subsidiaries. As used in this definition, "Management Stockholder" shall also mean and refer to the individual stockholder of each Corporate Management Stockholder.

     "CLOSING" has the meaning ascribed to it in the Merger Agreement and the Purchase Agreement.

     "CLOSING DATE" shall mean the date on which the acquisition by subsidiaries of the Company of both the Aviall Assets and Tri-Star pursuant to the Purchase Agreement and the Merger Agreement are consummated, or, if both such transactions are not consummated on the same date, the Closing of the later to occur of such transactions.

     "CONVERTIBLE SECURITY" shall mean any security that is convertible into the common stock of the Company and any security that represents an option, warrant or other right to purchase shares of common stock of the Company.

     "CORPORATE MANAGEMENT STOCKHOLDER" shall mean any Management Stockholder that is not a natural person.

     "DISABILITY," when used in connection with any Management Stockholder, means the inability (as determined by the Board in its sole discretion) of such Management Stockholder, as a result of incapacity due to physical or mental illness or disability, to perform his duties with the Company for six consecutive months or shorter periods aggregating six months during any twelve-month period. As used in this definition, "Management Stockholder" shall also mean and refer to the individual stockholder of each Corporate Management Stockholder.

     "FAIR MARKET VALUE" means, at any time, the fair market value of a Share as determined in accordance with the provisions set forth in Section 4.3.

     "INDEBTEDNESS" means any indebtedness of the Company or its subsidiaries, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital lease obligations) or representing any obligations of the Company or its subsidiaries under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect the Company or its subsidiaries against fluctuations in interest rates, except any such balance that constitutes an accrued expense or trade payable, and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition and any reserves for extraordinary items or liabilities.

     "LOCK-UP PERIOD" shall mean, with respect to any Share, a period of five
(5) years from the date a Management Stockholder first acquired such Shares.

     "NASD" means the National Association of Securities Dealers, Inc.

     "ORIGINAL ODYSSEY SHARES" means the maximum aggregate number of Shares owned by Odyssey and its Affiliates during the 90-day period commencing on the Closing Date (or the corresponding number of Shares resulting from any anti-dilutive adjustment thereto).

     "PERMITTED TRANSFEREE" means, with respect to any Management Stockholder, a Person to whom any of the following transfers are made: (i) a transfer upon the death of such Management Stockholder to such Management Stockholder's spouse or descendants, or to his executor, administrator or testamentary or INTER VIVOS trustee; (ii) a transfer in compliance with applicable federal and state securities laws to a Management Stockholder's spouse or descendants as part of such Management Stockholder's estate planning program, or to a trust, the sole income beneficiaries of which, or a corporation or a partnership, the sole stockholders or limited and general partners of which, include only such

Management Stockholder, such Management Stockholder's spouse and/or such Management Stockholder's descendants; or (iii) a transfer not covered by clause
(i) or (ii) above that the Board of Directors, in its sole discretion, approves in writing prior to the consummation thereof; PROVIDED that such transfer is in compliance with applicable federal and state securities laws. In the event of death or disability of any Person to whom a transfer is made pursuant to clause
(i), (ii) or (iii) above, the term "Permitted Transferee" shall include: (x) in the case of such Person's death, such Person's spouse or descendants, or such Person's executor, administrator or testamentary or INTER VIVOS trustee; or (y) in the case of such Person's disability, such Person's legal guardian. As used in this definition, "Management Stockholder" shall also mean and refer to the individual stockholder of each Corporate Management Stockholder.

     "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization or government or political department or agency thereof or other entity.

     "REPURCHASE PRICE" means, with respect to any Surrendered Shares, the applicable price at which such Shares are to be repurchased pursuant to Section 4.1.

     "RPS" means R.P. Small Corp., an Illinois corporation wholly-owned by Richard P. Small.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "THIRD PARTY" means a prospective purchaser of Shares in an arm's-length transaction from a Stockholder where such purchaser is not an Affiliate of such Stockholder, provided that for purposes of Article II and III of this Agreement, the Company shall not be deemed to be an Affiliate of any Stockholder.

                                      ARTICLE IX

                                    MISCELLANEOUS

     SECTION 9.1 SHARE CERTIFICATES. The Stockholders agree that each certificate representing the Shares now or hereafter held by a Management Stockholder shall be endorsed with a legend in substantially the following form (which legend shall be in addition to any legend reasonably required by the Company in connection with compliance with the Securities Act):

          "The securities represented by this certificate are subject to a certain Agreement, dated as of September 19, 1996, which provides, among other things, for certain restrictions on the (i) voting and (ii) sale, transfer, pledge, hypothecation, or other disposition of the securities represented by this certificate. A copy of such Agreement is on file at the principal offices of the Company and will be furnished upon request to the purchaser or prospective purchaser of the securities represented by this certificate."

          Certificates for Shares issued to BT shall be endorsed with a legend referencing the restrictions on such Shares set forth in this Agreement.

     SECTION 9.2 AFTER-ACQUIRED SHARES. The provisions of this Agreement shall apply to all Shares and Options now owned or hereafter issued or transferred to, or acquired by, a Management Stockholder or any of its Affiliates in any fashion, including but not limited to any Shares received by way of a dividend, additional issuance, purchase, exchange, split-up, recapitalization, reclassification, or conversion of Shares, any corporate reorganization, or any other transaction, including the exercise of an Option granted under the Plan.

     SECTION 9.3 EQUITABLE RELIEF. It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the undersigned in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto shall be entitled to an injunction or injunctions to restrain, enjoin, and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter, it being understood that such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

     SECTION 9.4 NOTICES. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made in writing by hand-delivery, first-class mail (registered or certified, with return receipt requested), telecopier (with confirmation of receipt), or overnight air courier guaranteeing next day delivery, to the address of the party appearing under its name below (or to such other address as may be designated in writing by such party):

          IF TO ODYSSEY:

          Odyssey Partners, L.P.
          31 West 52nd Street
          New York, New York  10019
            Telecopier:  (212) 708-0750
            Attn:  Mr. Stephen Berger

               WITH A COPY TO:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York  10153
            Telecopier:  (212) 310-8007
            Attn:  Simeon Gold, Esq.

          IF TO THE COMPANY:

          Maple Leaf Aerospace, Inc.
          11535 East Pine Street
          Tulsa, Oklahoma  74136
            Telecopier:  (918) 234-7744
            Attn:  President/CEO

               WITH COPIES TO:

          Odyssey and Weil, Gotshal & Manges LLP at their addresses set forth above.

          IF TO BT:
          _____________________
          _____________________
          _____________________
          _____________________

          IF TO A MANAGEMENT STOCKHOLDER:

          To the address set forth next to the
          Management Stockholder's name on the
          signature pages hereof, with a copy
          to such counsel as such Management
          Stockholder may designate in writing
          to the other parties hereto.

     SECTION 9.5 AMENDMENT. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, Odyssey, and any two or more Management Stockholders holding collectively at the time of such amendment or waiver at least 51% of the aggregate Shares held by all Management Stockholders.

     SECTION 9.6 TERMINATION. (a) All rights, and the performance of all obligations, under this Agreement, are conditioned upon the occurrence of the Closing, and this Agreement shall be automatically terminated in its entirety, without further action on the part of any person, if the Merger Agreement and the Purchase Agreement are, by their terms or otherwise, terminated.

          (b) This Agreement may be terminated at any time by an instrument in writing signed by the parties hereto. Notwithstanding the previous sentence, this Agreement (other than the registration rights granted to the Management Stockholders pursuant to Article VI hereof) shall terminate on the first to occur of (i) the tenth anniversary of the date of this Agreement, or (ii) such time as the Odyssey Holders shall cease to own, in the aggregate, at least 25% of the issued and outstanding shares of capital stock of the Company.

     SECTION 9.7 WAIVER. No failure or delay on the part of any or all of the parties hereto in exercising any right, power, or privilege hereunder, and no course of dealing between the parties, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude the simultaneous or later exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any or all of the parties would otherwise have.

     SECTION 9.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.9 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed and construed in accordance with the law of the

State of Delaware without giving effect to the conflict of laws provisions thereof.

     SECTION 9.10 BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns.

     SECTION 9.11 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Management Stockholders hereby agree that, to the extent that any court of competent jurisdiction finds that any provision of this Agreement shall be unenforceable in light of the scope or length of time of its coverage, then such scope and/or time period shall be reduced to the minimum extent such that this Agreement be enforceable as nearly as possible in accordance with its stated terms.

     Section 9.12 ENTIRE AGREEMENT. This agreement supersedes any other agreement, whether written or oral, that may have been made or entered into between the parties hereto and constitutes the entire agreement by the parties related to the matters specified herein.

     SECTION 9.13 CONFIDENTIALITY. BT and the Management Stockholders hereby agree to hold the terms and conditions of this Agreement in strict confidence and not to make any disclosure with respect thereto, publicly or privately, without the prior written consent of Odyssey. If a party is required to make any such disclosure pursuant to applicable law, he, she or it (as appropriate) shall notify Odyssey as early as possible in advance of the proposed disclosure, which notice shall include the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time, place and media wherein the disclosure is proposed to be made, and Odyssey shall have the right to review and comment on such proposed disclosure prior to its release and to seek a protective order with respect thereto.

                               [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have signed and delivered this Agreement as of the date first above written.

                                      ODYSSEY PARTNERS, L.P.


                                      By: /s/ Stephen Berger
                                         ----------------------------------
                                          Stephen Berger,
                                           a general partner


                                      MAPLE LEAF AEROSPACE, INC.


                                      By: /s/ Quentin P. Bourjeaurd
                                         ----------------------------------
                                         Name:  Quentin P. Bourjeaurd
                                         Title: President


                                      BT INVESTMENT PARTNERS, INC.


                                      By: /s/ Joseph T. Wood
                                         ----------------------------------
                                         Name:  Joseph T. Wood
                                         Title: Managing Director


                                      [MANAGEMENT STOCKHOLDERS'
                                      SIGNATURES PAGES FOLLOW]

                   SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AND
                               OPTIONHOLDERS' AGREEMENT


     The undersigned has read this Amended and Restated Management Stockholders' and Optionholders' Agreement, dated as of September 19, 1996, as amended and restated as of May 15, 1997, and hereby agrees to be bound by the terms thereof applicable to a Management Stockholder (as defined therein).

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Agreement as of May 15, 1997.



                                      By: /s/ Richard P. Small
                                         ----------------------------------
                                      Name:  R. P. Small Corp.
                                      Title: President


     The undersigned has read this Amended and Restated Management Stockholders' and Optionholders' Agreement, dated as of September 19, 1996, as amended and restated as of May 15, 1997, and hereby agrees to be bound by the terms thereof applicable to a Management Stockholder (as defined therein).

     IN WITNESS WHEREOF, the undersigned has signed and delivered this Agreement as of May 15, 1997.



                                      By: /s/ Quentin Bourjeaurd
                                         ----------------------------------
                                      Name:  Quentin Bourjeaurd